EXHIBIT 21.01
EASTMAN CHEMICAL COMPANY
SUBSIDIARIES

JURISDICTION OF
INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Altovar Ltd.	United Kingdom
Air Products Liquid Phase Conversion Company, L.P	Delaware
Ariel Research Corporation	Delaware
Ariel Research Corporation – Europe ApS	Denmark
Cendian Corporation	Delaware
Diagnostics Acquisition Corp.	Delaware
Eastman (Shanghai) Chemical Trading Co., Ltd.	China
Eastman (Tianjin) Chemical Company	China
Eastman Belgium B.V.B.A.	Belgium (Kallo)
Eastman Cayman Financial Services Limited	Cayman Islands
Eastman Chemical (Malaysia) Sdn. Bhd.	Malaysia
Eastman Chemical Asia Pacific Pte. Ltd.	Singapore
Eastman Chemical B.V.	Netherlands
Eastman Chemical Canada, Inc.	Canada
Eastman Chemical Company Foundation, Inc.	Delaware
Eastman Chemical Company Investments, Inc.	Delaware
Eastman Chemical Deutschland GmbH	Germany
Eastman Chemical Espana, Inc.	Delaware
Eastman Chemical, Europe, Middle East, and Africa, Ltd.	Delaware
Eastman Chemical Financial Corporation	Delaware
225

EXHIBIT 21.01
EASTMAN CHEMICAL COMPANY
SUBSIDIARIES

JURISDICTION OF
INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Eastman Chemical Finland Oy	Finland
Eastman Chemical GmbH & Co KG	Germany
Eastman Chemical Holding GmbH	Germany
Eastman Chemical Holdings, S.A. de C.V.	Mexico
Eastman Chemical Hong Kong Limited	Hong Kong
Eastman Chemical Italia S.r.l.	Italy
Eastman Chemical Japan Limited	Japan
Eastman Chemical Korea Ltd.	Korea
Eastman Chemical Latin America, Inc.	Delaware
Eastman Chemical Ltd.	New York
Eastman Chemical Luxembourg S.a.r.l.	Luxembourg
Eastman Chemical Middelburg, B.V.	Netherlands
Eastman Chemical Resins, Inc.	Delaware
Eastman Chemical Singapore Pte. Ltd.	Singapore
Eastman Chemical Sweden AB	Sweden
Eastman Chemical The Hague B.V.	Netherlands
Eastman Chemical Uruapan, S.A. de C.V.	Mexico
Eastman Cogen Management L.L.C.	Texas
Eastman Cogeneration L.P.	Texas
226

EXHIBIT 21.01
EASTMAN CHEMICAL COMPANY
SUBSIDIARIES

JURISDICTION OF
INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Eastman Company	Delaware
Eastman Company UK Limited	United Kingdom
Eastman do Brasil Ltda.	Brazil
Eastman Espana S. L.	Spain
Eastman Gasification Services Company	Delaware
Eastman International Management Company	Tennessee
Eastman Malta Limited	Malta
Eastman Netherlands B.V.	Netherlands
Eastman Resins, Inc.	Delaware
Eastman Servicios Corporativos, S.A. de C.V.	Mexico
Eastman Sokolov, a.s.	Czech Republic
Enterprise Genetics, Inc.	Nevada
Fujian Nanping Eastman Company	China
GLC Associates	Nevada
Hartlepet Limited	United Kingdom
Holston Defense Corporation	Virginia
Industrias Voridian, S.A. de C.V.	Mexico
Jager Chemie France S.A.R.L.	France
Jager Chemie i.L., Basel	Switzerland
227

EXHIBIT 21.01
EASTMAN CHEMICAL COMPANY
SUBSIDIARIES

JURISDICTION OF
INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Jager Verwaltungs-GmbH	Germany
Jiangsu Funing Eastman Chemical Co., Ltd.	China
Kingsport Hotel, L.L.C.	Tennessee
Lawter International (Canada) Company	Canada
Lawter International (Hong Kong) Limited	Hong Kong
Lawter International Products, Pte. Ltd.	Singapore
Lawter International, A.p.S	Denmark
Lawter International, B.V.B.A.	Belgium
Lawter International, S.A.	Spain
McWhorter Holdings AB	Sweden
McWhorter Holdings Ltd.	United Kingdom
Mustang Pipeline Company	Texas
Nanjing Yangzi Eastman Chemical Ltd.	China
Peroxides s.r.o.	Czech Republic
Pinto Pipeline Company of Texas	Texas
Primester	New York
Qilu Eastman Specialty Chemicals, Ltd	China
Shanghai Eastman Consulting Company Ltd	China
Union-Chemie Singapore Pte. Ltd.	Singapore
Voridian (Gibraltar) Limited	United Kingdom
228

EXHIBIT 21.01
EASTMAN CHEMICAL COMPANY
SUBSIDIARIES

JURISDICTION OF
INCORPORATION
NAME OF SUBSIDIARY	OR ORGANIZATION

Voridian (U.K.)	United Kingdom
Voridian AG	Switzerland
Voridian Argentina S.R.L.	Argentina
Voridian B.V.	Netherlands
Voridian Canada Company	Nova Scotia
Voridian Company	Delaware
Voridian de Mexico, S.A. de C.V.	Mexico
Voridian do Brasil Ltda.	Brazil - partnership
Voridian England Ltd.	United Kingdom
Voridian Espana S.A.	Spain
Voridian Europoort B.V.	Netherlands
Voridian Holdings B.V.	Netherlands
Voridian Holdings S.L.	Spain
Voridian Hong Kong Limited	Hong Kong
Voridian International, Limited	United Kingdom
Voridian Polymer Ltd.	United Kingdom
Voridian Singapore Pte. Ltd.	Singapore
Voridian Spain L.L.C.	Delaware
Workington Investments Limited	United Kingdom

229